UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) December 7, 2015

CORNING INCORPORATED

(Exact name of registrant as specified in its charter)

New York	1-3247	16-0393470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Riverfront Plaza, Corning, New York	14831
(Address of principal executive offices)	(Zip Code)

(607) 974-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 7, 2015, the Board of Directors of Corning Incorporated (the “Company”) amended and restated the Company’s By-Laws (the “Amended and Restated By-Laws”) to implement a proxy access by-law, with “proxy access” first being available for the 2017 annual shareholders meeting. Article III of the Amended and Restated By-Laws permits an eligible shareholder, or an eligible group of up to 20 shareholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to the greater of two directors and 20% of the number of directors currently serving on the Company’s board, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in Article III.

The Amended and Restated By-Laws also contain updates to the requirements of the notice of shareholder nominations and business provisions in Article III, Section 3.2, and update Article III, Section 3.1, to account for declassification of the board.

This description of the amendments to the By-Laws is qualified in its entirety by reference to the text of the Amended and Restated By-Laws filed as Exhibit 3(ii) to this Report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is being filed as part of this report:

Exhibit Description

3(ii) The By-Laws of Corning Incorporated, as amended and restated on December 7, 2015.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2015

CORNING INCORPORATED

By:	/s/ Linda E. Jolly
Vice President and Corporate Secretary